UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2013

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On June 3, 2013, Aflac Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Mizuho Securities USA Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (together, the “Underwriters”), related to the offering, issuance and sale of $700,000,000 aggregate principal amount of its 3.625% Senior Notes due 2023 (the “Notes”). The Underwriting Agreement contains customary terms, conditions, representations and warranties and indemnification provisions.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-181089), prospectus dated May 1, 2012, and related prospectus supplement dated June 3, 2013 filed with the Securities and Exchange Commission.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. The Trustee is an affiliate of BNY Mellon Capital Markets, LLC, one of the underwriters in this offering. An affiliate of Mizuho Securities USA Inc. is the administrative agent under an unsecured revolving credit facility agreement the Company entered into in March 2013. In addition, the Company has agreements with affiliates of Mizuho Securities USA Inc. to sell its products at their Japanese bank branches.

The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

In connection with the offering, issuance and sale of the Notes, on June 3 and June 4, 2013, the Company entered into cross-currency swaps (including with certain of the Underwriters and their affiliates) to economically convert the $700 million liability into a ¥69.8 billion liability and reduce the interest rate on this debt from 3.625% in dollars to 1.50% in yen. The Company intends to use the net proceeds from this offering to repay, redeem or repurchase one or more of the Company’s (i) ¥28.7 billion aggregate principal amount of 1.47% Samurai notes due July 2014, (ii) ¥5.5 billion aggregate principal amount of variable interest rate Samurai notes due July 2014 (which bear interest at an annual rate of 1.32% as of March 31, 2013) and (iii) $300 million aggregate principal amount of 3.45% senior notes due August 2015, in each case, in whole or in part. The balance of the net proceeds is expected to be used for general corporate purposes, including capital contributions to subsidiaries, if needed.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	-	Underwriting Agreement, dated June 3, 2013, between Aflac Incorporated and Goldman, Sachs & Co., Mizuho Securities USA Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters included on Schedule 1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

June 7, 2013	/s/ June P. Howard
(June P. Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:

1.1	-	Underwriting Agreement, dated June 3, 2013, between Aflac Incorporated and Goldman, Sachs & Co., Mizuho Securities USA Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters included on Schedule 1 thereto.